Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Quarterly Report of PHI Group, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Henry D. Fahman, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2025

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chief Executive Officer